Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1, of our report dated September 9, 2005, except for Note 12, 2nd, 3rd, 4th, and 5th paragraphs as to which the date is October, 21, 2005, relating to the financial statements of FortuNet, Inc. which appear in such Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ Schechter Dokken Kanter Andrews & Selcer Ltd
Minneapolis, MN
November 14, 2005